Exhibit 4.39

Execution Version
_____________________________________________________________________________________________

DOMINION ENERGY QUESTAR PIPELINE, LLC

$250,000,000

$100,000,000 2018 Series A 3.53% Senior Notes due January 31, 2028
$150,000,000 2018 Series B 3.91% Senior Notes due January 31, 2038

_______________

NOTE PURCHASE AGREEMENT

____
_______________

Dated November 30, 2017

_____________________________________________________________________________________________

Exhibit 4.39

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Exhibit 4.39

ii

Exhibit 4.39

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Exhibit 4.39

SCHEDULE A    —    Information Relating to Purchasers
SCHEDULE B    —    Defined Terms
SCHEDULE 5.3    —    Disclosure Materials

SCHEDULE 5.4    —    Subsidiaries of the Company and Ownership of Subsidiary Stock
SCHEDULE 5.5    —    Financial Statements
SCHEDULE 5.8    —    Litigation

SCHEDULE 5.15    —    Existing Indebtedness

EXHIBIT 1(a)    —     Form of 2018 Series A 3.53% Senior Notes due January 31, 2028
EXHIBIT 1(b)    —     Form of 2018 Series B 3.91% Senior Notes due January 31, 2038
EXHIBIT 4.4(a)    — Form of Opinion of Stoel Rives LLP for the Company
EXHIBIT 4.4(b)    —    Form of Opinion of McGuireWoods LLP for the Company
EXHIBIT 4.4(c)    —    Form of Opinion of General Counsel for the Company
EXHIBIT 4.4(d)    —    Form of Opinion of Special Counsel for the Purchasers

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Exhibit 4.39

DOMINION ENERGY QUESTAR PIPELINE, LLC
333 South State Street
Salt Lake City, Utah 84111

$100,000,000 2018 Series A 3.53% Senior Notes due January 31, 2028
$150,000,000 2018 Series B 3.91% Senior Notes due January 31, 2038

November 30, 2017

TO EACH OF THE PURCHASERS LISTED IN
SCHEDULE A HERETO:

Ladies and Gentlemen:

DOMINION ENERGY QUESTAR PIPELINE, LLC, a Utah limited liability company (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1.    AUTHORIZATION OF NOTES.

The Company has authorized the issue and sale of (i) $100,000,000 aggregate principal amount of its 2018 Series A 3.53% Senior Notes due January 31, 2028 (the “2018 Series A Notes”) and (ii) $150,000,000 aggregate principal amount of its 2018 Series B 3.91% Senior Notes due January 31, 2038 (the “2018 Series B Notes”). The 2018 Series A Notes and the 2018 Series B Notes, as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any notes issued in substitution therefor pursuant to Section 13, are herein referred to collectively as the “Notes,” and each are herein sometimes referred to as Notes of a “series”. The 2018 Series A Notes and the 2018 Series B Notes shall be substantially in the forms set out in Exhibit 1(a) and Exhibit 1(b), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.    SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
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SECTION 3.    CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on January 31, 2018 or on such other Business Day thereafter on or prior to February 2, 2018 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to an account specified by the Company pursuant to Section 4.10 hereof. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s reasonable satisfaction.

SECTION 4.    CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the Closing.

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and from the date of this Agreement to the Closing assuming that Sections 9 and 10 are applicable from the date of this Agreement. From the date of this Agreement until the Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 9 or Section 10 on or after the date of this Agreement and prior to the Closing, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of the Closing that is specified in Section 3.

Section 4.3.    Compliance Certificates.

(a)Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

Exhibit 4.39

(b)Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other limited liability company proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions, dated the date of the Closing (a) from Stoel Rives LLP, special counsel for the Company, substantially in the form set forth in Exhibit 4.4(a); (b) from McGuireWoods, LLP, special counsel for the Company, substantially in the form set forth in Exhibit 4.4(b); (c) from the General Counsel of the Company substantially in the form set forth in Exhibit 4.4(c); and (d) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(d).

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If reasonably requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before (i) the date of this Agreement and (ii) the Closing, the reasonable fees, charges and disbursements of the Purchasers’ special counsel to the extent reflected in a statement of such counsel, together with reasonably detailed supporting documentation, rendered to the Company at least one Business Day prior to the date of this Agreement or the Closing, as applicable.

Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard
& Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.9. Changes in Limited Liability Company Structure. The Company shall not have changed its jurisdiction of organization or been a party to any merger or consolidation or succeeded to all or any substantial part of the Material liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Exhibit 4.39

Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company setting forth wire instructions for payment of the purchase price of the Notes, including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11. Proceedings and Documents. All limited liability company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company also has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to execute and deliver this Agreement and the Notes, to perform the provisions hereof and thereof and to transact the business it transacts and proposes to transact as described in the Memorandum, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary limited liability company action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note against payment therefor will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.    Disclosure. The Company, through its agents, Merrill Lynch Pierce, Fenner
& Smith Incorporated and Barclays Plc (the “Agents”), has delivered to each Purchaser a copy of a Private Placement Memorandum, dated October 2017 (the “Memorandum”), relating to the transactions contemplated hereby. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such

Exhibit 4.39

documents, certificates or other writings and such financial statements delivered to each Purchaser prior to the date of the Closing being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not as of their respective dates contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, provided that, to the extent any such reports, financial statements, certificates or other information was based upon or constitutes a forecast or a projection (including statements concerning future financial performance, ongoing business strategies or prospects or possible future actions, and other forward-looking statements), the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Except as disclosed in the Disclosure Documents, since June 30, 2017 and through the date hereof, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.4.    Organization    and    Ownership    of    Shares    of    Subsidiaries;    Affiliates.
(a)Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, and (ii) the Company’s directors and senior officers.

(b)All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the

Exhibit 4.39
related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates as specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, certificate of organization, regulations, operating agreement or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, which contravention, default, Lien, conflict or breach, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.7. Governmental Authorizations, Etc. Assuming the accuracy of the representations and warranties and covenants of the Purchasers contained herein and the Offeree Letter from the Agents, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the Notes (including pursuant to the Public Utility Holding Company Act, as amended, or the Federal Power Act, as amended).

Section 5.8. Litigation; Observance of Statutes and Orders. (a) Except as disclosed on Schedule 5.8, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is (i) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (ii) in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Exhibit 4.39
Section 5.9. Taxes. The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2015.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. All licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, owned or possessed by the Company and its Subsidiaries that are Material, are owned or possessed without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)The amount by which the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report exceeded the aggregate current value of the

Exhibit 4.39

assets of such Plan allocable to such benefit liabilities is not more than $50,000,000. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that have not been paid and that individually or in the aggregate are Material.

(d)The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)The Company does not have any Non-U.S. Plans.

Section 5.13. Private Offering by the Company. Neither the Company nor, assuming the accuracy of the Offeree Letter, anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 30 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor, assuming the accuracy of the Offeree Letter, anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the Purchasers to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder as set forth in “Section 2.4 Capitalization and Credit Ratings” of the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and the Company does not have any present intention that margin stock will constitute more than 5% of

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the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 30, 2017 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty Obligations thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or any Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $100,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)No part of the proceeds from the sale of the Notes hereunder

(i)constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

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(iii)will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 5.18. No Brokers. Other than the Agents, the Company has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with soliciting purchasers for the Notes or otherwise in connection with the sale of the Notes and the transactions contemplated by this Agreement. Neither the Company nor any of its Affiliates nor any other person acting on its behalf (other than its officers acting in such capacity and the Agents) has solicited offers for, or offered or sold, the Notes other than through the Agents.

SECTION 6.    REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser further represents and warrants that such Purchaser (a) will not sell, transfer or otherwise dispose of the Notes or any interest therein except in a transaction exempt from or not subject to the registration requirements of the Securities Act and in accordance with the restrictions set forth in Section 13.2 and the legend set forth on the certificates evidencing the Notes and (b) was given the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to request additional information. Each Purchaser acknowledges that the Notes will bear a restrictive legend substantially in the form set forth on the form of Notes set forth in Exhibit 1 hereto. Each Purchaser represents that it is an accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)). Each Purchaser understands that the Notes have not been registered under the Securities Act or any state securities laws and may be resold only if registered pursuant to the provisions of the Securities Act and applicable state securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

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Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Part VI(e) of the QPAM Exemption) maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or

Exhibit 4.39

maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)the Source is a governmental plan; or

(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1.    Financial and Business Information. The Company shall deliver, or make available, to each Purchaser and each holder of a Note that is an Institutional Investor:

(a)Quarterly Statements — within 60 days (or, in the event the Company is required to or voluntarily files a Quarterly Report on Form 10-Q (a “Form 10-Q”) with the SEC, such shorter period as is 15 days greater than the period applicable to the filing of the Form 10-Q after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)an unaudited consolidated balance sheet of the Company and its Subsidiaries, if any, as at the end of such quarter, and

(ii)unaudited consolidated statements of income, changes in members’ equity and cash flows of the Company and its Subsidiaries, if any, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

Exhibit 4.39
setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the Company and its Subsidiaries, if any, and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), and;

(b)Annual Statements — within 105 days (or, in the event the Company is required to or voluntarily files an Annual Report on Form 10-K (a “Form 10-K”) with the SEC, such shorter period as is 15 days greater than the period applicable to the filing of the Form 10-K after the end of each fiscal year of the Company, duplicate copies of,

(i)a consolidated balance sheet of the Company and its Subsidiaries, if any, as at the end of such year, and

(ii)consolidated statements of income, changes in members’ equity and cash flows of the Company and its Subsidiaries, if any, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries, if any, and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)SEC and Other Reports — promptly upon their becoming available, one copy of (A) each Material financial statement, report, notice, proxy statement or similar document sent by the Company or any Subsidiary (x) to the lenders (in their capacity as such) under its Principal Bank Credit Agreement, if any, (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability, and without duplication of the same or substantially similar information previously delivered, or otherwise required to be delivered pursuant to the terms of this Agreement, by the Company to the holders) or (y) to its public securities holders, if any, generally, (B) each regular or periodic report filed by the Company or any Subsidiary with the SEC, and (C) each registration statement that shall have become effective (without exhibits except as expressly requested by such Purchaser or holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC, provided that the Company shall be deemed to satisfy the

Exhibit 4.39
requirements of this Section 7.1(c)(B) and made such delivery thereof if the documents are available on “EDGAR”;

(d)Notice of Default or Event of Default — promptly, and in any event within ten days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company, any of its Subsidiaries, or, to the extent known by a Responsible Officer after making reasonable due inquiry, an ERISA Affiliate (which is not a Subsidiary) proposes to take with respect thereto:

(i)with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

(f)Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or its Subsidiaries, if any, (including actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations under this Agreement and under the Notes as from time to time may be reasonably requested by any such holder of a Note for valid business purposes related to the Notes.

Exhibit 4.39

Section 7.2. Officer’s Certificate. From and after the date of the Agreement, each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a)Covenant Compliance — setting forth the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.6, Section 10.7 and Section 10.8, during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.3) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b)Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries, if any, from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

(c)Subsidiary Guarantors – certifying that the Company has no Subsidiaries or, if the Company has Subsidiaries, setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.8 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.

Section 7.3. Visitation. The Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a)No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to the Company and during normal business hours and not more often than once during any calendar year, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries, if any, with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing, provided that

Exhibit 4.39
such visit will not unduly interfere with the operation or management of the Company’s business; and

(b)Default — if a Default or Event of Default then exists, at the reasonable expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary upon reasonable prior notice to the Company and during normal business hours, to examine all relevant books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants in each case, while accompanied by personnel of the Company (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries, if any), all at such reasonable times and as often as may be reasonably requested, provided that such inspection shall not unduly interfere with the operations or management of the Company’s business.

Section 7.4. Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a)such financial statements satisfying the requirements of Sections 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each Purchaser or holder of a Note by e-mail at the e-mail address set forth in such Purchaser or holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company.

(b)the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which will be created when the Company begins making such filings with the SEC;

(c)such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(d)the Company shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access (such availability thereof as provided for in sections 7.4(b), (c) and (d) being referred to as “Electronic Delivery”);

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than

Exhibit 4.39
confidentiality provisions consistent with Section 20 of this Agreement); provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e- mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1. Maturity. As provided therein, the entire unpaid principal balances of the 2018 Series A Notes and the 2018 Series B Notes shall be due and payable on the respective stated maturity date thereof.

Section 8.2.    Optional Prepayments.

(a)Optional Prepayment with Make-Whole Amount. Subject to Sections 8.2(b)-(c) hereof, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any series of Notes, in an amount not less than 5% of the aggregate principal amount of the applicable series of Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount, provided that if (i) a Default or Event of Default has occurred and is continuing at the time of such notice provided or on the date set for prepayment or (ii) a Default or an Event of Default would result from making such prepayment, then such prepayment pursuant to this Section 8.2(a) must be made on a pro rata basis to the holders of all Notes at the time outstanding (without regard to series). The Company will give each holder of the applicable series of Notes written notice of each optional prepayment under this Section 8.2(a) not less than 20 days and not more than 60 days prior to prepayment date specified in such notice unless the Company and (i) holders of more than 50% in principal amount of the applicable series of Notes at the time outstanding, exclusive of the Notes of such series owned by the Company, any of the Company’s Controlled Affiliates, the Parent or any Subsidiary of the Company (if such optional prepayment is to be made with respect to a single series of Notes) or (ii) the Required Holders (if such optional prepayment is to be made with respect to all three series of Notes) agree to another time period pursuant to Section 17 (the “Prepayment Date”). The Company may provide in such notice that repayment of the Notes and the performance of the Company’s obligations with respect to such prepayment may be performed by (i) a paying agent or any other Person acting in a similar capacity or (ii) the Parent. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes of the applicable series to be prepaid on such date, the principal amount of each Note of the applicable series held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of the applicable series of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified Prepayment Date.

Exhibit 4.39
(b)Optional Prepayment Without Make-Whole Amount of the 2018 Series A Notes. At any time on or after October 31, 2027 (the period from such date to the stated maturity of the 2018 Series A Notes being referred to as the “2018 Series A 3-Month Period”), the Company may, at its option, upon notice as provided below, prepay all of the 2018 Series A Notes at 100% of the principal amount so prepaid. The Company will give each holder of the 2018 Series A Notes written notice of each optional prepayment under this Section 8.2(b) not less than 20 days and not more than 60 days prior to the prepayment date specified in such notice. The Company may provide in such notice that repayment of the 2018 Series A Notes and the performance of the Company’s obligations with respect to such prepayment may be performed by (i) a paying agent or any other Person acting in a similar capacity or (ii) the Parent. Each such notice shall specify such date (which shall be a Business Day during the 2018 Series A 3-Month Period), the aggregate principal amount of the 2018 Series A Notes to be prepaid on such date, the principal amount of each 2018 Series A Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

(c)Optional Prepayment Without Make-Whole Amount of the 2018 Series B Notes. At any time on or after July 31, 2037 (the period from such date to the stated maturity of the 2018 Series B Notes being referred to as the “2018 Series B 6-Month Period”), the Company may, at its option, upon notice as provided below, prepay all of the 2018 Series B Notes at 100% of the principal amount so prepaid. The Company will give each holder of the 2018 Series B Notes written notice of each optional prepayment under this Section 8.2(c) not less than 20 days and not more than 60 days prior to the prepayment date specified in such notice. The Company may provide in such notice that repayment of the 2018 Series B Notes and the performance of the Company’s obligations with respect to such prepayment may be performed by (i) a paying agent or any other Person acting in a similar capacity or (ii) the Parent. Each such notice shall specify such date (which shall be a Business Day during the 2018 Series B 6-Month Period), the aggregate principal amount of the 2018 Series B Notes to be prepaid on such date, the principal amount of each 2018 Series B Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2(a) and in the case of each offer of partial prepayment of the Notes pursuant to Section 8.5, the principal amount of the applicable series of Notes to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of any series of Notes pursuant to this Section 8, the principal amount of each Note of such series to be prepaid shall mature and become due and payable on the Prepayment Date (which shall be a Business Day), together with interest on such principal amount accrued to but not including such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.

Exhibit 4.39

Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any of the Company’s Controlled Affiliates, the Parent or any Subsidiary of the Company to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except
(a) upon the payment or prepayment of any series of Notes in accordance with the terms of this Agreement and the applicable series of Notes or (b) pursuant to an offer to purchase made by the Company, a Controlled Affiliate of the Company, the Parent or any Subsidiary of the Company pro rata to the holders of all Notes of the applicable series at the time outstanding upon the same terms and conditions, provided that if (i) a Default or Event of Default has occurred and is continuing at the time such offer to purchase is made or on the date set for purchase or (ii) if a Default or Event of Default would result from such purchase, then any such offier to purchase pursuant to this Section 8.5 shall be made on a pro rata basis to the holders of all Notes at the time outstanding (without regard to series). Any such offer shall provide each holder of the applicable series of Notes with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. The Company will promptly cancel all Notes acquired by it, any of the Company’s Controlled Affiliates, the Parent or any Subsidiary of the Company pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount for the Notes. “Make-Whole Amount” means, with respect to any Note of any series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note of such series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2(a), 8.2(b), 8.2(c) or 8.8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of
(a)0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining

Exhibit 4.39

Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the
U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the
U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2(a) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Exhibit 4.39
Section 8.7. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the maturity date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.8. Change of Control Prepayment Offer . (a) A “Change of Control Prepayment Event” occurs if, within the period beginning on the date on which a Change of Control will occur and ending 120 days after a Change of Control occurs (the “Rating Downgrade Period”), any of the following shall occur in connection with the occurrence of a Change of Control (i) there are Rated Securities outstanding at the time of such Change of Control and a Rating Downgrade in respect of that Change of Control occurs or (ii) at such time there are no Rated Securities and (A) the Company (or the Acquirer (as defined below)), as the case may be) fails to obtain (whether by failing to seek a rating or otherwise) a rating of the Notes or any other unsecured and unsubordinated Indebtedness of the Company (or the Acquirer, as the case may be) from a Rating Agency of at least Investment Grade or (B) in the event a rating of the Notes of at least Investment Grade is issued during the Rating Downgrade Period, such rating is subsequently downgraded below Investment Grade during the Rating Downgrade Period solely as a result of the Change of Control, or (iii) a Rating Agency publicly announces that, solely as a result of such Change of Control, it is considering a Rating Downgrade of Rated Securities outstanding at the time of such Change of Control and the Rating Agency subsequently issues such Rating Downgrade solely as a result of such Change of Control (regardless of whether such rating is issued within the Rating Downgrade Period or not) (each a “Negative Rating Event”) (that Change of Control and the related Rating Downgrade or, as the case may be, Negative Rating Event, together (but not individually) constituting the Change of Control Prepayment Event).

(b)Promptly upon becoming aware that a Change of Control Prepayment Event has occurred, and in any event not later than 30 days after becoming aware of the occurrence of the Change of Control Prepayment Event, the Company shall give written notice (the “Company Notice”) of such fact to all holders of the Notes. The Company Notice shall (i) describe the facts and circumstances of such Change of Control Prepayment Event in reasonable detail, (ii) refer to this Section 8.8 and the rights of the holders hereunder and (iii) contain an offer by the Company (or the Acquirer, as the case may be) to prepay the entire unpaid principal amount of Notes held by each Holder at 100% of the principal amount of such Notes at par (without any make-whole, premium, penalty, Make-Whole Amount whatsoever or howsoever described), together with interest accrued thereon to the prepayment date selected by the Company, which prepayment shall be on a date specified in the Company Notice, which date shall be a Business Day not more than 60 days after such Company Notice is given should any agreement to the contrary not be reached among the Company and each of the holders of the Notes.

(c)On the prepayment date specified in the Company Notice, the entire unpaid principal amount of the Notes held by each Holder of Notes which has accepted such prepayment

Exhibit 4.39

offer, together with interest accrued thereon to the prepayment date (but without any make-whole, premium, penalty, Make-Whole whatsoever or howsoever described) shall become due and payable.

(d)For purposes of this Section 8.8:

“Change of Control” means that subsequent to the date of the Closing any Person or group of Persons acting in concert (other than the Parent) together with Affiliates thereof, (the “Acquirer”), shall in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 50% (by number of membership units) of the issued and outstanding membership interests of the Company or otherwise directly or indirectly control or have the power to control the affairs and policies of the Company.

“Investment Grade” means a rating of BBB-/Baa3 (as applicable), or their respective equivalents for the time being, or better.

“Rated Securities” means the Notes, if at any time and for so long as they shall have a rating from a Rating Agency, and otherwise any other unsecured Indebtedness of the Company (or the Acquirer, as the case may be), which is rated by a Rating Agency.

“Rating Agency” means Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or Fitch IBCA or any of their respective subsidiaries and their successors.

“Rating Downgrade” shall be deemed to have occurred in respect of a Change of Control if, within the Rating Downgrade Period, the rating assigned to the Rated Securities by any Rating Agency (whether provided at the invitation of the Company or of its own volition) which is current immediately before the time of the Change of Control (i) if Investment Grade, is either lowered by such Rating Agency such that it is no longer Investment Grade or withdrawn and not replaced by an Investment Grade rating of another Rating Agency or (ii) if below Investment Grade, is either lowered one full rating category (it being understood that, for instance, a change from BB+ or Ba1 to BB or Ba2 would constitute a lowering of one full category) by such Rating Agency or withdrawn and not replaced by an equivalent rating of another Rating Agency.

SECTION 9. AFFIRMATIVE COVENANTS.

From the date of this Agreement and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1. Compliance with Laws. Without limiting Section 10.4, the Company will and will cause each of its Subsidiaries, if any, to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject to the extent applicable to it or its business or property, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their

Exhibit 4.39

respective businesses, except for such as are being contested in good faith by appropriate proceedings diligently conducted and, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries, if any, to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. The Company will and will cause each of its Subsidiaries, if any, to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes. The Company will and will cause each of its Subsidiaries, if any, to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Limited Liability Company Existence, Etc. Except as a result of an event or transaction that complies with Section 10.2, (a) the Company will at all times preserve and keep in full force and effect its limited liability company existence and (b) the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries, if any, (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries, if any, unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such limited liability company or corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries, if any, to, maintain proper books of record and account in conformity with GAAP

Exhibit 4.39
and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

Section 9.7. Priority of Obligations. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu in right of payment with each other without any preference among themselves and pari passu in right of payment with all other present and future Indebtedness of the Company, in each case which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.

Section 9.8. Subsidiary Guarantors. (a) The Company shall ensure that at all times each Subsidiary that has outstanding a Guaranty Obligation with respect to any Indebtedness outstanding under its Principal Bank Credit Agreement, if any, guarantees the obligations of the Company under the Notes and hereunder.

(b)The Company will cause each Subsidiary which becomes a Subsidiary Guarantor to execute and deliver a guaranty agreement which shall be in a form comparable to and not materially more restrictive as a whole than such guarantee and otherwise reasonably acceptable in form and substance to the Required Holders (the “Subsidiary Guaranty”) and to provide, together with an executed copy thereof, the following to each holder of a Note: (1) a certificate signed by an authorized Responsible Officer of the Company making representations and warranties substantially to the effect of those contained in Sections 5.1, 5.2, 5.6, 5.7 and 5.17, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; (2) all relevant documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and (3) an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of the Notes reasonably satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. All reasonable fees and expenses of the holders, including, without limitation, reasonable attorney’s fees, incurred in connection with the execution and delivery of the Subsidiary Guaranty and the related agreements and opinions described above shall be borne by the Company.

(c)Subject and subordinate to the requirements of Section 9.8(a), at the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under the Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders or any other Person, provided, in each case, that
(i) after giving effect to such release no Default or Event of Default shall have occurred and be continuing, (ii) that no amount is then due and payable by such Subsidiary Guarantor, (iii) if any fee or other form of consideration is given to any holder of Indebtedness of the Company

Exhibit 4.39
expressly for the purpose of such release, holders of the Notes shall receive equivalent consideration, and
(iv)each holder of Notes shall have received a certificate of a Responsible Officer to the foregoing effect and setting forth the information (including reasonably detailed computations) reasonably required to establish compliance with the foregoing requirements.

SECTION 10. NEGATIVE COVENANTS.

From the date of this Agreement and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company, the Parent or a Subsidiary of the Company or a Subsidiary of the Parent), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms and which transaction does not violate any regulatory requirements applicable to the Company or any such Subsidiary.

Section 10.2. Merger, Consolidation, Etc. The Company will not, and will not permit any of the Subsidiary Guarantors to, merge or consolidate with or into any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except:

(a)any Subsidiary Guarantor may merge or consolidate with or into the Company or convey all or substantially all of its assets to the Company, provided that the Company is the continuing or surviving entity and immediately prior to, and immediately after giving effect to, such transaction, no Default or Event of Default would exist;

(b)any Subsidiary Guarantor may merge or consolidate with or into another Subsidiary Guarantor or convey all or substantially all of its assets to such other Subsidiary Guarantor, provided, (i) that immediately prior to, and immediately after giving effect to, such transaction, no Default or Event of Default would exist, and (ii) immediately after giving effect to such transaction, the Company’s percentage of ownership interest in such surviving entity shall be equal to or greater than the Company’s ownership interest in the original Subsidiary Guarantor;

(c)the Company may merge or consolidate with any other Person if the Company is the surviving entity, and immediately after giving effect to such transaction, no Default or Event of Default would exist; and

Exhibit 4.39

(d)the Company may merge or consolidate with or into any other Person, or sell all or substantially all of its assets (in a single transaction or series of transactions), where the Company is not the surviving entity, if

(i)the surviving or acquiring Person (the “Successor Corporation”) is a solvent corporation, partnership, limited liability company or business trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii)in the case of a sale of all or substantially all of the assets, the Successor Corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of the obligations of the Company under this Agreement and the Notes, including, without limitation, all covenants herein and therein contained, pursuant to documents in form and substance reasonably satisfactory to the Required Holders, and the Company shall have caused to be delivered to each holder an opinion of independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

(iii)immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the transferor entity shall have the effect of releasing the transferor entity in the case of Section 10.2(c) but shall have the effect of releasing the transferor entity from its liability under this Agreement and the Notes in the case of Section 10.2(d).

Section 10.3. Line of Business. The Company will not and will not permit any Subsidiary, if any, to engage in any business or conduct any operations, except (i) in connection with or incidental to its present businesses and operations or complementary to such businesses or operations or (ii) in connection with businesses or operations that are not material to the Company and its Subsidiaries, if any, on a consolidated basis.

Section 10.4. Economic Sanctions Etc. The Company will not and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such Purchaser or holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.5. Liens. The Company will not, and will not permit any of its Subsidiaries, if any, to directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien securing Indebtedness for borrowed money on or with respect

Exhibit 4.39

to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, and the Company covenants that in any such case it will make or cause to be made effective provision, whereby the Notes then outstanding shall be secured by such Liens equally and ratably with any and all other obligations and Indebtedness thereby secured pursuant to documentation (which shall be in a form comparable to and not materially more restrictive than such Liens) reasonably satisfactory to the Required Holders (such other secured obligations and Indebtedness being referred to as “Non-Priority Debt”), so long as any such other obligations or Indebtedness shall be so secured, except:

(a)Liens existing as of the date of this Agreement and described on Schedule 5.15;

(b)Any purchase money mortgage or Lien created to secure all or part of the purchase price of any property (or to secure a loan made to the Company or any Subsidiary to enable it to acquire the property described in such mortgage or in any applicable security agreement); provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and the income or profits therefrom;

(c)Liens on any property at the time of the acquisition thereof, whether or not assumed by the Company or a Subsidiary; provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and the income or profits therefrom;

(d)Liens on any property or any contract for the sale of any product or service, or any rights thereunder or any proceeds therefrom, acquired or constructed by the Company or a Subsidiary, and created not later than twelve months after (i) such acquisition or completion of such construction, or (ii) commencement of operation of such property, whichever is later; provided that such Lien shall extend only to the property so acquired or constructed, improvements thereon, replacements thereof and the income or profits therefrom;

(e)Liens on the properties or assets, real, personal or mixed, of a Subsidiary, or of or upon or in any income or profits therefrom, which is outstanding at the time such Subsidiary becomes a Subsidiary;

(f)Any Lien not otherwise permitted by this Section 10.5 if, after giving effect to the creation or assumption of the Lien the sum of (i) all Indebtedness of the Company and its Subsidiaries, if any, secured by Liens not otherwise permitted by this Section 10.5, and (ii) to the extent not included in (i) above, all Attributable Indebtedness of the Company and its Subsidiaries, if any, does not exceed 10% of Consolidated Total Capitalization, provided that, notwithstanding the foregoing, no such Liens may secure any obligations under or pursuant to its Principal Bank Credit Agreement or the Indenture, if any, within the provisions of this Section 10.5(g) unless concurrently therewith the Company shall secure the Notes, or shall cause the Notes to be secured, equally and ratably with such obligations pursuant to documentation in form and substance reasonably satisfactory to the Required Holders;

Exhibit 4.39
(g)Any refunding or extension of maturity, in whole or in part, of any obligation or indebtedness secured by any Lien created, existing or assumed in accordance with the provisions of clauses (a) through (f) above, inclusive, provided that the principal amount of the obligation or indebtedness secured by such refunding or extended Liens shall not exceed the principal amount of the obligation or indebtedness to be refunded or extended outstanding at the time of such refunding or extension, together with related financing costs, and that such refunding or extended Liens shall be limited in lien to the same property that secured the obligation or indebtedness refunded or extended, and property substituted therefor and property acquired after the date thereof and subject to the Lien thereof, in accordance with the provisions of such refunding or extension;

(h)Liens on any office equipment or data processing equipment (including, without limitation, computer and computer peripheral equipment) or any motor vehicles, tractors or trailers;

(i)Liens of or upon or in current assets of the Company or a Subsidiary, determined in accordance with GAAP, created or assumed to secure Indebtedness incurred in the ordinary course of business not to exceed at any time 5% of the consolidated Total Assets of the Company and its Subsidiaries, if any;

(j)judgment Liens (other than as described in Section 11(j)) against the Company or any Subsidiary thereof in an aggregate amount not in excess of the greater of
$60,000,000 or 10% of Consolidated Net Worth, or any such judgment Lien so long as the finality of such judgment is being contested and execution thereon is stayed and which has been appealed and secured, if necessary, by the filing of an appeal bond; and Liens for taxes or assessments for the current year or which are not due or which remain payable without penalty or which are being contested in good faith and against which an adequate reserve has been established;

(k)Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time in connection with the financing of the acquisition or construction of property to be used in the business of the Company or a Subsidiary, or as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to permit the maintenance of self-insurance or participation in any fund for liability on any insurance risks or in connection with workmen’s compensation, unemployment insurance, old age pensions or other social security or to share in the privileges or benefits required for companies participating in such arrangements;

(l)Liens which secure indebtedness of a Subsidiary to the Company or another Subsidiary.

Exhibit 4.39
Section 10.6. Debt to Capitalization Ratio. The Company will not permit, as of the end of each fiscal quarter of the Company, its Consolidated Indebtedness to exceed 70% of its Consolidated Total Capitalization.

Section 10.7. Priority Debt. The Company will not permit, as of the end of each fiscal quarter of the Company, Priority Debt to exceed 15% of consolidated Total Assets of the Company and its Subsidiaries, if any.

SECTION 11.    EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10.2 and Sections 10.5 through 10.7, inclusive; or

(d)the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a),
(b)and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and
(ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)(i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(f)(i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount in excess of the greater of $100,000,000 or 10% of Consolidated Net Worth beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence

Exhibit 4.39
of any Indebtedness in an aggregate outstanding principal amount in excess of the greater of $100,000,000 or 10% of Consolidated Net Worth or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(g)the Company or any Significant Subsidiary (i) admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or
(vi) takes limited liability company or corporate action for the purpose of any of the foregoing; or

(h)a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)a final judgment or judgments for the payment of money aggregating in excess of the greater of $75,000,000 or 15% of Consolidated Net Worth (to the extent not covered by an independent third party insurance company which is solvent and acknowledges in writing coverage for such judgment) are rendered against one or more of the Company and its Significant Subsidiaries, if any, and which judgments are not, within 60 days after entry thereof, bonded, discharged or appealed, or are not discharged within 60 days after the expiration of such stay; or

(j)if the Company or any ERISA Affiliate maintains or is otherwise obligated in respect of any Plan, (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,
(ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed the greater of $100,000,000 or 20% of Consolidated Net

Exhibit 4.39

Worth, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses
(i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan”
shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(k)any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty.

SECTION 12.    REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)If any Event of Default described in Section 11(a) or Section 11(b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a

Exhibit 4.39
Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3 Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or thereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for

Exhibit 4.39
registration of transfer and compliance with the transfer restrictions and procedures contained herein, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1 hereto, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.1 (except for the first sentence thereof) and Section 6.2.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)in the case of loss, theft or destruction, of indemnity and security reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series of such lost, stolen, destroyed or mutilated Note, dated

Exhibit 4.39
and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of Wells Fargo Bank, N.A. in Minneapolis, Minnesota. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in Salt Lake City, Utah or the principal office of a bank or trust company in the United States.

Section 14.2. Home Office Payment. So long as any Purchaser or such Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay, or cause to be paid, all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A hereto or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2 in compliance with Section 13.2.

Section 14.3. FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such

Exhibit 4.39
holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel for the Purchasers and, if reasonably required by the Required Holders, one local counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note,
(b)the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,500 in the aggregate. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI). The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note and provided that is acknowledged that such

Exhibit 4.39
representations and warranties shall only be deemed to be true as of the date they were made. All statements contained in any certificate or other instrument executed and delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (i) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used in any such Section), will be effective as to any holder of Notes unless consented to by such holder in writing, and (ii) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby,
(A)subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes,
(B)change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to the Closing that appear in Section 4, or (C) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

Section 17.2.    Solicitation of Holders of Notes.

(a)Solicitation. The Company will provide each Purchaser and each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make a reasonably informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 or any Subsidiary Guaranty to each Purchaser and each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b)Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of Notes as consideration for or as an inducement to the entering into by such Purchaser or holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of Notes then outstanding even if such Purchaser or holder did not consent to such waiver or amendment.

Exhibit 4.39
(c)Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 or any Subsidiary Guaranty by any Purchaser or holder of any Note that has transferred or has agreed to transfer such Note to the Company, any of the Company’s Controlled Affiliates, the Parent or any Subsidiary of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such Purchaser or holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Purchasers or holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of any Note nor any delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, any of the Company’s Controlled Affiliates, the Parent or any Subsidiary of the Company shall be deemed not to be outstanding.

SECTION 18.    NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy or email if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by courier or a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)if to the Company, to the Company at its address set forth at the beginning hereof to the attention of M. Brandon Phibbs, Assistant Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Exhibit 4.39
SECTION 19.    REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure on a non-confidential basis through means other than the Company, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound

Exhibit 4.39
by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries, if any, in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Exhibit 4.39

SECTION 22.    MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and permitted assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2.    [Intentionally Omitted].

Section 22.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the financial covenants contained in this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election has not been made. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Company or the Required Holders shall so request, the Required Holders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Required Holders financial statements and other documents required under this Agreement or as reasonably requested a written reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to

Exhibit 4.39

action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise
(a)any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. All Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) Each Purchaser and the Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Purchaser and the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)The Company and Purchasers agree, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon them subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State

Exhibit 4.39

of New York (or any other courts to the jurisdiction of which they or any of their assets are or may be subject) by a suit upon such judgment.

(a)Each Purchaser and the Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Purchaser and the Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(b)Nothing in this Section 22.8 shall affect the right of the Company or any holder of a Note to serve process in any manner permitted by law, or limit any right that the Company or the holders of any of the Notes may have to bring proceedings against the other party in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(c)THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

*    *    *    *    *

Exhibit 4.39
Dominion Energy Questar Pipeline, LLC     Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Exhibit 4.39
Dominion Energy Questar Pipeline, LLC    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

Exhibit 4.39
Dominion Energy Questar Pipeline, LLC    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

Exhibit 4.39
Dominion Energy Questar Pipeline, LLC    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

Dominion Energy Questar Pipeline, LLC    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

Exhibit 4.39

Dominion Energy Questar Pipeline, LLC                Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

Exhibit 4.39

Dominion Energy Questar Pipeline, LLC                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

Exhibit 4.39
Dominion Energy Questar Pipeline, LLC     Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

Exhibit 4.39
Dominion Energy Questar Pipeline, LL     Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.